SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.


                                FORM 8-K


                             CURRENT REPORT


                  Pursuant to Section 13 of 15(d) of the
                     Securities Exchange Act of 1934


                             August 17, 2000

            Date of Report (date of earliest event reported)


                      CAPTAIN'S MANAGEMENT CORP.
          Exact name of Registrant as Specified in its Charter


Nevada	                     			0-29161	                 		88-0448017
---------------------				--------------------------	----------------------------
State or Other Jurisdiction			Commission File		     IRS Employer Identification
Of Incorporation				             Number	                   		Number


          468 North Camden Avenue,  Beverly Hills, CA  90210
    (Address of Principal Executive Offices, Including Zip Code)


                               (310) 858-5596
             Registrant's Telephone Number, Including Area Code




Item 5. Other Events.

Captains Management has entered into a Joint Venture Agreement with V&R Record Company d / b / a Homegrownbuzz Distribution Network. The purpose of the joint venture is for Captains and V & R Record Company to market and distribute
revenue-sharing "virtual inventory" systems  and   revenue  sharing - vertical
market software applications designed by Captain's Management Corporation, Inc. or its affiliates and joint venture partners, including Touchvision, Inc. Specifically, the joint venture focuses on the entertainment industry and the state-of-the-art digital downloading and publishing technologies now available
through  Captains  Management  Corporation,  Inc.     and  Touchvision,   Inc.
Homegrownbuzz Distribution Network shall provide "foot print" in terms of retail locations for these revolutionary inactive touchscreen "kiosks", including Captain's Management Corporation, Inc.'s virtual inventory systems, dynamic displays, internet access terminals and other equipment necessary for the joint venture and assist in the development of systems and technology. Homegrownbuzz Distribution Network, who affiliates enjoy substantial retail relationships with such national music retailers as Best Buys and Transworld Entertainment Corporation, shall also provide marketing representation and/or introductions of Captain's Management Corporation, Inc.'s products and services
to music retail  chains.   Captain's  Management  Corporation, Inc. and/or its
affiliates in turn shall provide all equipment, virtual inventory features and functions, content management, accountancy and maintenance of the systems. The joint venture shall also provide significant and advantageous opportunities for independent producers and artists to market their creative works at "click and mortar" and through the Internet.

Item 7.   Financial Statements and Exhibits.

Exhibits

10.1  		Joint Venture with V&R Record Company.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, herunto duly authorized.

CAPTAIN'S MANAGEMENT CORP.

Dated: August 23rd, 2000

By:/s/___________________________________________
	Jimmy H. Jin